ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 4
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209	Filed in the office of	Document Number 20100360525-94
	/s/ Ross Miller Ross Miller	Filing Date and Time 05/24/2010 8:18 AM
	Secretary of State State of Nevada	Entity Number E0526062008-3
USE BLACK IN ONLY – DO NOT HIGHLIGHT                                                                                                                                     ABOVE SPACE IS FOR OFFICR USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
1.	Name of Corporation:
BCO HYDROCARBON LTD.
2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.
3.	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 200,000,000 shares at $0.0001 par value
4.	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 650,000,000 shares at $0.0001 par value
5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 138,937,500
6.
The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
N/A

7.	Effective date of filing: (optional)	June 7, 2010
(must not be later than 90 days after the certificate is filed)
8.	Signature: (required) s/s Malcolm Albery Signature of Officer	President Title

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                                                             Nevada Secretary of State Stock Split
            Revised: 3-6-09